UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 20, 2017

Date of Report (Date of earliest event reported)

Excel Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6363 North State Highway 161, Suite 310

Irving, Texas 75038

(Address of principal executive offices) (Zip Code)

(972) 476-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 11, 2017, Excel Corporation (the “Company”) appointed an independent committee (the “Special Committee”) of the Board of Directors (the “Board”) to conduct an investigation into certain of the Company’s past business practices encompassing each of (a) Thomas A. Hyde, Jr., the Company’s President and Chief Executive Officer, and (b) Robert L. Winspear, the Company’s Chief Financial Officer, Vice President and Secretary (together with Mr. Hyde, the “Officers”) and certain matters relating to the Company’s obligations under an existing credit facility. The investigation was performed by the Special Committee at the direction of the Board, and the Special Committee engaged outside legal counsel to assist it in performing its duties. On May 15, 2017, following the completion of their investigation, the Special Committee resolved to terminate the Officers, effective immediately, and on May 17, 2017, the Company delivered to each of the Officers a letter terminating their employment (the “Termination Letters”). The Officers informed the Company that they disputed the Special Committee’s authority to terminate the Officers, alleging that the termination was not a valid action taken by the Company and refusing to recognize the Termination Letters.

 On June 4, 2017, the Officers were formally terminated from the Company at a meeting of the Board. At the meeting, the Board voted to terminate the employment of each of the Officers for cause, effective as of May 16, 2017, in accordance with the terms of their respective employment agreements. The Officers are not eligible for, and will not be paid, any severance or other separation payment in connection with each of their respective terminations. Mr. Hyde remains a member of the Board.

Following the meeting of the Board and the subsequent receipt of notice by the Officers from the Company of their respective terminations, the Officers ignored such notice and continued to report to work at the Company’s offices and to act as executive management, including holding themselves out as such to the Company’s lenders, employees and third parties. The Company disagreed with the Officers’ position and took the position that the actions taken by the Special Committee and the Board to terminate the Officers were valid and enforceable. On June 4, 2017, the Company filed an Application for Temporary Restraining Order (the “TRO”) against the Officers in the 134th Judicial District in the District Court of Dallas County, Texas (the “District Court”), which the District Court entered to, among other things, preserve the status quo between the parties pending a temporary injunction hearing (the “Injunction Hearing”). At that preliminary hearing, the District Court ordered that the Officers continue to act as officers of the Company until the Injunction Hearing, and that until the Injunction Hearing they continue to carry out their responsibilities in their roles, subject to certain restrictions set forth in the TRO.

On June 19, 2017, the District Court held the Injunction Hearing. On June 20, 2017, the District Court (a) granted the Company’s application for a temporary injunction against the Officers (the “Injunction”), and (b) found that the Board terminated both Officers’ employment agreements and removed both Officers from their positions as officers of the Company. The Injunction also enjoins the Officers from, among other things: (a) coming within 100 feet of any property owned, leased or occupied by the Company; (b) accessing any Company computer systems equipment, bank accounts or other assets; and (c) holding themselves out as employees or officers of the Company to any regulators, investors, shareholders, employees, customers, suppliers, lenders or vendors of the Company. The District Court found, among other things, that prior actions of the Officers in connection with an existing credit facility violated the Officers’ fiduciary duties (including the duty of loyalty) and that the actions taken by the Board terminating the Officers and removing their officer titles were lawful actions under the Company’s bylaws. The District Court set the date for a full trial on the merits of the Company’s claims against the Officers for March 2018.

The Company plans to shortly commence an executive search to locate and vet potential candidates to fill the positions of Chief Executive Officer and Chief Financial Officer. In the interim, Ruben Azrak, the Company’s Chairman of the Board, will perform certain management oversight functions of the Company. Mr. Azrak will also be actively involved in the Company’s accelerated executive search process.

(c)

On June 4, 2017, the Board also appointed current director Karl Power to serve as the Company’s interim Chief Executive Officer and Secretary. Mr. Power, 56, has served as a director of the Company since November 2015, and was appointed as a director of the Company in connection with the acquisition by the Company of the U.S. assets of Calpian Inc. Mr. Power currently works as a consultant to a number of start-up entities. From August 2011 until its sale in November 2016, Mr. Power was Chairman, CEO and CFO of Active In Home Therapy, a health care services provider. Prior to that, Mr. Power was a partner at Robertson Stephens LLC, an investment bank, where he was co-founder of the London office and helped oversee the bank’s growth to over $100 million in revenues in a span of five years. Mr. Power currently serves on the board of directors of MoneyOnMobile, Inc. (OTCQX:MOMT).

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In connection with his appointment as interim Chief Executive Officer and Secretary, the Company and Mr. Power entered into an employment agreement (the “Employment Agreement”). The Employment Agreement has an initial term of 60 days, and automatically renews for successive 30-day terms unless either party gives notice of non-renewal within 30 days of expiration of the then current term, subject to earlier termination in accordance with the terms of the Employment Agreement. Under the terms of the Employment Agreement, Mr. Power will receive a base salary at a rate of $29,166.67 per month.

The Company or Mr. Power may terminate the Employment Agreement upon 30 days’ prior written notice for any reason, and the Chairman of the Board may terminate Mr. Power’s employment with the Company at any time upon written notice, and such termination shall be effective as of the date of termination provided in such notice (the “At-Will Termination”). Upon the At-Will Termination, Mr. Power is entitled to his accrued but unpaid salary, any pre-approved and reasonable travel and entertainment business expenses accrued but unpaid and any accrued but unused vacation. In the event of Mr. Power’s death, Mr. Power’s family shall continue to be covered by all of the Company’s medical, health and dental plans in effect at such time, at the Company’s expense, for a period of at least six months following Mr. Power’s death in accordance with the terms of such plans. The Employment Agreement also contains non-competition and similar covenants which are in effect during Mr. Power’s employment with the Company and for a period of 12 months following the termination of his employment under the Employment Agreement.

Mr. Power is entitled to be reimbursed for all pre-approved and reasonable travel and entertainment expenses incurred by him in connection with the performance of his duties under the Employment Agreement, including reimbursement for attending out-of-town meetings of the Board of Directors in accordance with such procedures as the Company may from time to time establish for senior officers. Mr. Power shall also be entitled to participate in such employee benefit plans or programs of the Company established and amended from time to time, and is eligible to receive all medical, dental and other benefits to the same extent as provided to other senior management employees.

If the Company combines, consolidates or merges into, transfers all or substantially all of its assets to, or enters into a partnership or joint venture with, another corporation or other entity, or effects any other kind of corporate combination (each, a “Change in Control”), the Employment Agreement requires any entity resulting from such Change in Control, or to which such assets are transferred, to assume the Employment Agreement.

There are no other arrangements or understandings pursuant to which Mr. Power was selected as the Company’s interim Chief Executive Officer and Secretary. There are no family relationships among any of the Company’s directors, executive officers, and Mr. Power, and there are no related party transactions between the Company and Mr. Power reportable under Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement. A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement, dated June 4, 2017 by and between Excel Corporation and Karl Power.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCEL CORPORATION

Date: June 22, 2017	By:	/s/ Karl Power
	Name:	Karl Power
	Title:	Chief Executive Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated June 4, 2017 by and between Excel Corporation and Karl Power.

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